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               SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                            FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF
           SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
               THE SECURITIES EXCHANGE ACT OF 1934

         HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
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(Exact Name of Registrant as Specified in Its Charter)


              Delaware                          11-2534306
------------------------------------         -------------------
(State of Incorporation or Organization)      (I.R.S. Employer
                                              Identification No.)


1101 Pennsylvania Avneue, N.W., Washington, D.C.         20004
-------------------------------------------------      ---------
	(Address of Principal Executive Offices)         (Zip Code)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to Section     securities pursuant to Section
12(b) of the Exchange Act and      12(g) of the Exchange Act and
effective upon filing Pursuant     is effective pursuant to
General Instruction A.(c),         General Instruction A.(d),
please  Check the following        please check the following
box.        [X]                    box.       [ ]

Securities Act Registration Statement file number to which this form relates:
              ----------------------------
                    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class     Name of Each Exchange on Which
           To be Registered        Each Class is to be Registered
          -------------------      ------------------------------

Rights to Purchase Preferred Shares      New York Stock Exchange
-----------------------------------     -------------------------

                --                                  --


Securities to be registered pursuant to Section 12(g) of the Act:

                             --
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                      (Title of Class)

                             --
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                      (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     On December 13, 1999, the Board of Directors of Harman International Industries, Incorporated (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on December 27, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of December 13, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.


Item 2.    Exhibits.
                        -----------

           Exhibit
           Number    Exhibit

            4.1     Rights Agreement (including a Form of
                    Certificate of Designation of Series A
                    Junior Participating Preferred Stock
                    as Exhibit A thereto, a Form of Right
                    Certificate as Exhibit B thereto and a
                    Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

           99.1     Press release, dated December 13, 1999


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                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                      HARMAN INTERNATIONAL INDUSTRIES
                      INCORPORATED



                          By:  /s/ Sidney Harman
                               -------------------------
                                Sidney Harman
                                Chairman


Dated:  December 16, 1999















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                       INDEX TO EXHIBITS


     Exhibit
	     Number    Exhibit

       4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

      99.1     Press release, dated December 13, 1999






























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